Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	Putnam Management has agreed to assume certain expenses
incurred by the fund in connection with allegations of improper short-term trading activity. During the funds fiscal year ended May 31, 2004, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $4,660.

72DD1 	Class A 7,340
		Class B 2,775
		Class C -

72DD2	Class M 71
		Class R -
		Class Y -

73A1		Class A 0.346894
		Class B 0.28652
		Class C -

74A2		Class M 0.318908
		Class R -
		Class Y -

74U1		Class A 19,477
		Class B 8,388
		Class C -

74U2		Class M 224
		Class R -
		Class Y -

74V1		Class A 8.99
		Class B 8.98
		Class C -

74V2		Class M 8.99
		Class R -
		Class Y -